Exhibit 10.1

TECHNOLOGY TRANSFER AGREEMENT

This Technology Transfer Agreement (the “Agreement”) is made and effective 10/28/2011.

BETWEEN:	MCW Energy Group Limited (the “Company”), a corporation organized and existing under the laws of the New Brunswick of Canada.

AND:	Vladimir Podlipskiy (the “Developer”), an individual.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties intending to be legally bound hereby, do promise and agree as follows:

1.       Transfer

Developer hereby transfers and assigns to the Company all right, title and interest (choate or inchoate) throughout the world in (i) the subject matter referred in Exhibit A (“Technology”), (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, database rights and all other intellectual and industrial property rights of any sort and all business, contract rights and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively “Intellectual Property”).

Company hereby acknowledges that Developer has assigned and transferred to the Company the entire right, title, and interest in the United States patent application identified in Exhibit A to this Agreement. A Summary of the Invention of the application identified in Exhibit A is provided herewith in Exhibit B.

Developer hereby agrees, without further consideration and without expense to Developer, to sign all lawful papers and to perform all other lawful acts which the Company may request of me to make this Transfer fully effective.

In the event of breach of this Agreement or the non-use of the Technology by the company for a period exceeding 6 months, the Company agrees to assign this technology back to Developer upon written request thereof.

2.       Consideration

The Company agrees to issue on behalf of the Developer, to a foreign entity the name of which is to be provided at a later time, 100,000 (one hundred thousand) shares of common stock of the Company upon the execution of this agreement and 1,900,000 (one million nine hundred thousand) shares of common stock of the Company on the date when the Technology pilot plant is assembled and tested in Vernal, Utah.

The Company also agrees to employ Developer to oversee and operate the technology with the compensation of $120,000.00 per year for as long as the Technology is utilized by Company.

The Company further agrees to pay Developer a royalty fee on every plant constructed using the Technology, starting with the construction of a second plant. The Royalty shall be as follows: 2% of gross sales if the price of heavy oil is below $60.00 per barrel; 3% of gross sales if the price of heavy oil is between $60.00 and $69.99 per barrel; 3.5% of gross sales if the price of heavy oil is between $70.00 and $79.99 and 4% of gross sales if the price of heavy oil is greater than $80.00.

In addition starting with the construction of a second plant utilizing this Technology Company agrees to pay a bonus to Developer, either as a cash payment or a payment of company stock, the amount of which is to be determined at a later time.

3.       Further Assurances; Moral Rights; Competition; Marketing

Developer agrees to assist the Company in every legal way to evidence, record and perfect the Section 1 assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights. If the Company is unable for any reason whatsoever to secure the Developer’s signature to any document it is entitled to under this Section 3, Developer hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Developer.

To the extent allowed by law, Section 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively “Moral Rights”). To the extent Developer retains any such Moral Rights under applicable law, Developer hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Company; Developer agrees not to assert any Moral Rights with respect thereto. Developer will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.       Confidential Information

Developer will not use or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Developer (i) can document that it is generally available (through no fault of Developer) for use and disclosure by the public without any charge, license or restriction. Developer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5.       Warranty

Developer represents and warrants to the Company that the Developer: (i) was the sole owner (other than the Company) of all rights, title and interest in the Intellectual Property and the Technology, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1 (iv) is not aware of any violation, infringement or misappropriation of any third party’s rights (or any claim thereof) by the Intellectual Property or the Technology, [(v) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly assigned in Section 1,1 and (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

2

6.       Notice

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed to the above-mentioned addresses or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

7.       Modification of Agreement

This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.

8.       Entire Agreement

This Agreement and all other agreements, exhibits, and schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.

9.       Severability of Agreement

If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

10.       Attorney Fees Provision

In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

3

11.       Governing Law

Except as qualified below, any controversy or claim arising out of or relating to this Agreement or any Schedule hereto, or the making, performance, breach or interpretation thereof, shall be settled by binding arbitration in Los Angeles County, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then existing. Any claim concerning whether a particular matter or issue is subject to arbitration in accordance herewith shall also be so determined by arbitration conducted by ADR Services, Inc. in Los Angeles, CA. The arbitration shall be held before a single arbitrator. Any award by the arbitrator shall be final and binding between the parties; and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. All parties may pursue discovery in accordance with California Code of Civil Procedure Section 1283.05, the provisions of which are incorporated herein by reference, with the following exceptions: (i) the parties hereto may conduct all discovery, including depositions for discovery purposes, without leave of the arbitrator; and (ii) all discovery shall be completed no later than thirty (30) calendar days before the commencement of the arbitration hearing unless upon a showing of good cause, the arbitrator extends or shortens that period. Any disputes relating to such discovery will be resolved by the arbitrator. The arbitrator may award such monetary and/or other relief as the arbitrator deems just and equitable, including attorneys’ fees and costs to the prevailing or substantially prevailing party. Either party may submit the controversy or claim to arbitration. Notwithstanding the foregoing, the parties agree that the following claims will not be subject to arbitration:

a.       any action for declaratory or equitable relief, including, without limitation, seeking preliminary or permanent injunctive relief, specific performance, other relief in the nature of equity to enjoin any harm or threat of harm to such party’s tangible or intangible property, brought at any time, including without limitation, prior to or during the pendency of any arbitration proceedings initiated under this Section.

12.       Mutual Indemnification

The Company and the Developer shall hold each other harmless, and indemnify the other party and its directors against any and all loss, liability, damage, or expense, including any direct, indirect or consequential loss, liability, damage, or expense, for injury or death to persons, including employees of either party, and damage to property of either party arising out of or in connection with the performance obligations incurred under this Agreement.

13.       Transferability

This Agreement shall be binding upon any successor of the Company or to any successor of right, title, or interest to the patent application and technology referred to in Appendix A and Appendix B of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

COMPANY	DEVELOPER

/s/ David Sutton	/s/ Vladimir Podlipsky
Authorized Signature	Authorized Signature

David Sutton	Vladimir Podlipsky
Print Name and Title	Print Name and Title

4

Exhibit A: Description of Patent and Technology being Transferred

United States provisional patent application identified as File No. 11492.2 of the law firm of Nydegger & Associates, 348 Olive Street, San Diego, California 92103, and filed in the United States Patent and Trademark Office as Serial No. 61/545.034 on October 7, 2011.

5

Exhibit B: Summary of the Invention identified in Exhibit A

SUMMARY OF THE INVENTION

In accordance with the present invention, a system for extracting bitumen from oil sands includes an extractor tank having a reaction chamber. An input port is provided at the upper end of the extractor tank for the purpose of introducing oil sand into the reaction chamber. As envisioned for the present invention, the oil sand can be either so-called “oil wet” sand, or a “water wet” sand. Further, the present invention also envisions that the oil sand includes a medium (matrix) holding the bitumen, and that the medium (matrix) may be either sand, clay, shale, coal, or any other type of insoluble solid material.

A source of a liquid extractant (i.e. a solvent) is provided in the system for reaction with the oil sand in the reaction chamber. Specifically, this extractant is heated to about 60°C and it is then pumped, under high pressure, into the reaction chamber. More specifically, the extractant is injected into the reaction chamber through a plurality of jet inlets that are strategically positioned around the lower end of the extractor tank. Importantly, these jet inlets are positioned to direct extractant into the tank in order to suspend the oil sand in the extractant, as a fluidized bed inside the reaction chamber. A reaction of the extractant (i.e. solvent) with the oil sand then occurs in this fluidized bed. The result of this reaction is that an extract that contains both extractant (solvent) and bitumen, is separated from the sand.

At the lower end of the extractor tank, an outflow port is provided for removing sand from the reaction chamber after the extractant and oil sand have reacted with each other. In anticipation of there being residual extractant in the sand that is removed from the reaction chamber, a vibratory centrifuge is connected to the outflow port of the extractor tank to receive the sand. The vibratory centrifuge is then used to remove residual extractant from the sand. A device employing fluidized bed technology may also be incorporated with the vibratory centrifuge for this purpose. The recovered extractant can then be returned to the source of liquid extractant for further use in the system. On the other hand, the sand can be taken from the system for commercial use.

At the upper end of the extractor tank, an evaporator is connected in fluid communication with the reaction chamber. The purpose of this evaporator is actually two-fold. For one, it removes extract from the reaction chamber after there has been a reaction between the extractant and the oil sand. For another, it is used to evaporate extractant (solvent) from the extract, and thereby create a solvent vapor. To do this, a heater generates steam for heating the evaporator to a temperature above 100°C. Additionally, there is a distillation column that is connected to the evaporator for separating this solvent vapor from the bitumen that was in the extract. The solvent vapor is then condensed back into liquid extractant (solvent) and returned to the source of liquid extractant for subsequent use in the system. On the other hand, the bitumen is recovered for further commercial use.

6

A crucial element of the present invention is the extractant itself. In detail, the extractant necessarily includes a liquid hydrophobic component, and a liquid hydrophilic component. Importantly, these components are combined to create an azeotropic composition that is useful for dissolving and extracting bitumen from an oil sand. As noted above, the oil sand may be either an “oil wet” sand or a “water wet” sand. Further, the extractant will include an additive that is added to the azeotropic composition to prevent precipitation of the bitumen from the extractant during the reaction between the extractant and the oil sand in the reaction chamber. Preferably, the additive will be a solid aromatic compound, and will be either a two-cyclic compound or a three-cyclic compound. Also, the additive will preferably act as a catalyst to increase the speed of extraction of the bitumen from the oil sand.

As mentioned above, the hydrophobic component and the hydrophilic component of the extractant are combined (mixed) to create an azeotropic composition having a boiling point of approximately 65°C. To achieve this, the boiling point of the hydrophobic component can be less than 60°C, with the appreciation that the boiling point of the hydrophilic component will still be preferably less than about 80°C.

In its composition, approximately 85% of the extractant by volume is the hydrophobic component. Approximately 15% of the extractant by volume is the hydrophilic component. And the additive is in a range of approximately 0.1% to 0.5% of the extractant by volume. Preferably, the hydrophobic component is selected from a group including straight hydrocarbons and branched hydrocarbons, and the hydrophilic component is selected from a group including alcohols, esters and ketones.

7